EXHIBIT 10.2

            NOTICE: THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT
                  TO THE SOUTH CAROLINA UNIFORM ARBITRATION ACT


                             STOCK WARRANT AGREEMENT

     This Stock Warrant Agreement is entered into as of this ____ day of ________, 2001, by and between _________________, ("Holder") and Carolina
National Corporation (the "Company").

     1. For and in consideration of (a) the Holder's time, expertise and efforts in organizing the Company and its subsidiary national bank (the "Bank"), (b) the Holder's purchase of and subscription to purchase Company common stock to fund the organizational expenses of the Company and the Bank and provide capital for the Bank, and (c) the Holder's agreement to remain involved in the Bank by service on its board of directors or advisory board or through reasonable efforts to refer business to the Bank and otherwise support the Bank and contribute to its success during its initial years the Company hereby grants to Holder Warrants to purchase _____ shares of the common stock of the Company, subject to the terms and conditions hereof.

     2. In the event of exercise of the Warrants, unless the shares have been registered under the Securities Act of 1933, as amended, the Holder represents and warrants to the Company that the shares purchased pursuant to Warrants will be acquired for investment and not with a view to distribution thereof and the Holder acknowledges that the shares received will bear an appropriate restrictive legend.

     3. The exercise price of the Warrants granted hereby shall be $10.00 per share.

     4. The Warrants granted hereby may be exercised at any time prior to their cancellation or expiration by the tender of the exercise price in cash for the shares to be purchased to the Chief Financial Officer of the Company.

     5. If (a) the Bank's capital falls below the minimum requirements determined by the Office of the Comptroller of the Currency (the "OCC") and the Bank is directed by the OCC to require the holders of all outstanding warrants to exercise those warrants and (b) the Holder fails to exercise the Warrants promptly thereafter, then the Warrants granted hereby shall be automatically cancelled.

     6. All rights to purchase granted by this Stock Warrant Agreement which have not previously expired, been cancelled or been exercised shall expire on the tenth anniversary of the date first above written.

     7. Nothing in this Stock Warrant Agreement shall give the Holder any rights of a shareholder of the Company prior to the exercise of the Warrants granted hereby and the issuance of the stock purchased thereunder.

     8. The Warrants are not transferable without the written consent of the Company; provided, however, that the Holder may transfer the Warrants to a trust, partnership, company, corporation or other entity which is controlled by the Holder if the Holder continues to have exercise and dispositive control over the Warrants. Upon the disability of the Holder the Warrants may be exercised by the Holder's legal guardian. Upon the death of the Holder the Warrants may be exercised by the Holder's personal representative or transferred by devise or distribution. Notwithstanding any permitted transfer under this paragraph, the Warrants may not be transferred by the transferee except as specifically permitted in this paragraph. No transfer shall be valid unless it is acknowledged in writing by the Company.

     9. The Warrants granted hereby shall be treated as a number of Warrants to purchase one share of the common stock of the Company for the exercise price. Warrants which are exercisable may be exercised in any combination designated by the Holder. Notwithstanding any other provision hereof, no Warrant may be exercised for a fractional share.


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     10. If the  outstanding  shares of common stock of the Company then subject to this Agreement are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities for which Warrants may thereafter be exercised. Any such adjustment in outstanding Warrants shall be made without changing the aggregate exercise price applicable to the unexercised portions of such Warrants. Any such adjustment made by the Company shall be binding.

     11. Any dispute arising under this Stock Warrant Agreement shall be settled by binding arbitration conducted pursuant to the rules of the American Arbitration Association then in effect held in Columbia, South Carolina.

     In witness whereof, the parties have caused this Stock Warrant Agreement to be executed and delivered as of the date first above written.

                          CAROLINA NATIONAL CORPORATION


                          By:
                             ---------------------------------------------------



                           HOLDER


                           -----------------------------------------------------
                           [Name]



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